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                                                                    EXHIBIT 99.1


              CLEAR CHANNEL DECLARES CASH DIVIDEND ON COMMON STOCK



San Antonio, Texas -- October 23, 2003 ....Clear Channel Communications, Inc.
(NYSE: CCU) announced today that its Board of Directors has declared a quarterly cash dividend of $0.10 per share on its Common Stock. The dividend is payable on January 15, 2004 to shareholders of record at the close of business on December 31, 2003.


ABOUT CLEAR CHANNEL COMMUNICATIONS, INC.
Clear Channel Communications, Inc. (NYSE:CCU), headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio and television stations, outdoor displays, and entertainment venues in 65 countries around the world.


Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Visit our website at www.clearchannel.com.